Exhibit 5.2

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com
FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
	Doha	Riyadh
	Dubai	Rome
	Frankfurt	San Diego
September 4, 2013	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
Pacific Coast Energy Company LP	Los Angeles	Tokyo
515 South Flower Street, Suite 4800	Madrid	Washington, D.C.
Los Angeles, California 90071	Milan

Re:	Pacific Coast Oil Trust – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Pacific Coast Energy Company LP, a Delaware limited partnership (the “Company”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) providing for the offering and sale by the Company of up to 20,083,158 units (the “Trust Units”) representing beneficial interests in Pacific Coast Oil Trust, a Delaware statutory trust (the “Trust”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus contained therein (the “Prospectus”) or any prospectus supplement thereto, other than as expressly stated herein.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, the following:

(a)	the Certificate of Limited Partnership of the Company, as filed with the office of the Secretary of State of the State of Delaware on June 15, 2004;

(b)	the Limited Partnership Agreement of the Company, dated June 15, 2004, and the Amended and Restated Limited Partnership Agreement of the Company, dated October 1, 2007;

(c)	the Certificate of Amendment to Certificate of Limited Partnership of the Company, dated December 20, 2011, as filed with the Secretary of State of the State of Delaware;

September 4, 2013

(d)	the Certificate of Trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware on January 3, 2012; and

(e)	the Amended and Restated Trust Agreement of the Trust, dated May 8, 2012, as amended by the First Amendment thereto, dated as of June 15, 2012, each among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee, and Wilmington Trust, National Association, as Delaware trustee (as amended, the “Trust Agreement”).

With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed that the Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power, authority and legal right to issue the Trust Units under the Trust Agreement. We are opining herein as to the Delaware Revised Uniform Limited Partnership Act, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1.	The Company is a limited partnership duly formed and validly existing under the laws of the State of Delaware with limited partnership power and authority to execute and deliver the Trust Agreement. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2.	The execution, delivery and performance of the Trust Agreement have been duly authorized by all necessary limited partnership action of the Company, and the Trust Agreement has been duly executed and delivered by the Company.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you, the Trust and persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP